SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 26, 2002

Date of Report (Date of Earliest Event Reported)

SEQUOIA MORTGAGE FUNDING CORPORATION

(as Depositor with respect to the issuance of Sequoia Mortgage Trust 7,
Collateralized Mortgage Bonds)

SEQUOIA MORTGAGE FUNDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-22681	91-1771827
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

591 Redwood Highway, Suite 3120
Mill Valley, CA 94941

(Address of Principal Executive Offices)

(415) 389-7373

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5. Other Events
Item 7(c). Exhibits
SIGNATURE
EXHIBIT INDEX
Exhibit 99.1
Exhibit 99.2

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events

     On May 1, 2002, Sequoia Mortgage Trust 7 (the “Issuer”), HSBC Bank USA, as Trustee, and Wells Fargo Bank Minnesota, National Association, as Master Servicer, entered into an indenture (the “Indenture”), pursuant to which Collateralized Mortgage Bonds in the aggregate principal amount of $572,000,200 were issued. In connection with the offering of Collateralized Mortgage Bonds, the Issuer, Redwood Trust, Inc. (“Redwood”) and Sequoia Mortgage Funding Corporation (the “Company”) entered into a Mortgage Loan Purchase Agreement dated May 1, 2002 (the “Mortgage Loan Purchase Agreement”) pursuant to which Redwood conveyed to the Company and the Company in turn conveyed to the Issuer as of the initial closing on May 29, 2002, the Initial Mortgage Loans.

     Also pursuant to the Mortgage Loan Purchase Agreement, Redwood conveyed to the Company and the Company in turn conveyed to the Issuer as of the Subsequent Transfer Date on June 26, 2002 (the “Subsequent Closing”), the Subsequent Mortgage Loans. A description of the Subsequent Mortgage Loan Collateral is attached hereto as Exhibit 99.1. The opinion as to federal income tax matters in connection with the Subsequent Closing is attached hereto as Exhibit 99.2.

Item 7(c).  Exhibits

99.1	Description of Subsequent Mortgage Loan Collateral.

99.2	Opinion of GnazzoThill dated June 26, 2002, as to federal income tax matters in connection with the transfer of subsequent mortgage loans to Sequoia Mortgage Trust 7.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 26, 2002

SEQUOIA MORTGAGE FUNDING CORPORATION

By:	/s/ John Isbrandtsen
John Isbrandtsen Vice President

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EXHIBIT INDEX

Exhibit Number		Page Number

99.1	Description of Subsequent Mortgage Loan Collateral

99.2	Opinion of GnazzoThill dated June 26, 2002, as to federal income tax matters in connection with the transfer of subsequent mortgage loans to Sequoia Mortgage Trust 7

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